Exhibit 99.(b)(8)(k)(viii)

                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST,
                       NEUBERGER BERMAN MANAGEMENT, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Neuberger Berman Advisers Management Trust, Neuberger Berman Management, Inc. and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

          1. Appendix A and B thereto are hereby modified in their entirety as attached hereto.

          2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2007.

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

                   By: __________________________________
                   Name:
                   Title:

                   NEUBERGER BERMAN MANAGEMENT, INC.

                   By: __________________________________
                   Name:
                   Title:

                   JEFFERSON NATIONAL LIFE INSURANCE
                   COMPANY

                   By: __________________________________
                   Name: Craig A. Hawley
                   Title: General Counsel and Secretary


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


                                   APPENDIX A

AMT Fasciano Portfolio (Class S)
AMT Midcap Growth Portfolio
AMT Partners Portfolio
AMT Regency Portfolio
AMT Socially Responsive Portfolio
Lehman Brothers High Income Bond Portfolio
Lehman Brothers Short Duration Bond Portfolio



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


                                   APPENDIX B

SEPARATE ACCOUNTS:                           FORM:

Jefferson National Life Annuity Account C    22-4025 (Individual)
                                             32-4000 (Group)
Jefferson National Life Annuity Account E    22-4047/32-4003 (Achievement)
                                             22-4048/32-4002 (Educator)
Jefferson National Life Annuity Account F    22-4061
Jefferson National Life Annuity Account G    22-4056
                                             JNL-2300, JNL-2300-1, JNL-2300-2
Jefferson National Life Annuity Account H    CVIC-2000 or -2001 (state specific)
Jefferson National Life Annuity Account I    CVIC-2004 or -2005 (state specific)
Jefferson National Life Annuity Account J    JNL-2100
Jefferson National Life Annuity Account K    JNL-2200
Jefferson National Variable Account L


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